UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained under Item 8.01 below is incorporated by reference herein.

Item 8.01 Other Events

On September 19, 2013, the boards of directors of Cathay General Bancorp (the “Company”) and of Cathay Bank, a subsidiary of the Company, elected Anthony M. Tang as an Executive Vice Chairman of the Company and of Cathay Bank, respectively, effective October 1, 2013. He has served as Executive Vice President of the Company and Senior Executive Vice President and Chief Lending Officer of Cathay Bank. While he will no longer hold those positions and will not be involved in day-to-day management, Mr. Tang will continue to serve as a director of the Company and of Cathay Bank and as Chairman of the Credit Committee of Cathay Bank. At the same time, Pin Tai was elected Chief Lending Officer of Cathay Bank, effective October 1, 2013. Mr. Tai will continue to serve as Executive Vice President of Cathay Bank, but will no longer be Cathay Bank’s Deputy Chief Lending Officer or General Manager of Eastern Regions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2013

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen Executive Vice President and Chief Financial Officer